EXHIBIT 4.7

RESTATED

CERTIFICATE OF INCORPORATION

OF

SLM CORPORATION

SLM Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

(1) The name of the Corporation is SLM Corporation, and the name under which the Corporation was originally incorporated was SLM Holding Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was February 3, 1997.

(2) This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

(3) This Restated Articles of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

(4) The text of the Certificate of Incorporation of the Corporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

RESTATED

CERTIFICATE OF INCORPORATION

OF

SLM CORPORATION

FIRST: The name of the Corporation is SLM Corporation (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,145,000,000 shares of capital stock, consisting of (i) 1,125,000,000 shares of common stock, par value $.20 per share (the “Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the “Preferred Stock”).

a. Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(1) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder’s name on the stock transfer records of the Corporation; provided, however, that at all elections of directors of the Corporation, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast as many votes, in person or by proxy, which (except for this provision) such holder would be entitled to cast for the election of directors with respect to its shares of stock multiplied by the number of directors to be elected at such election, and that such holder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder sees fit.

(2) Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(3) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

(4) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

b. Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(1) Designated Preferred Stock – Series A. Pursuant to authority conferred upon the Board of Directors by this Article IV, the Board of Directors created a series of 3,450,000 shares of Preferred Stock designated as 6.97% Cumulative Redeemable Preferred Stock, Series A, by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware on November 12, 1999, and the voting powers, designations, preferences and relative, participating and other special rights, and the qualifications, limitations and restrictions thereof, of the 6.97% Cumulative Redeemable Preferred Stock are as set forth on Exhibit A hereto and are incorporated herein by reference.

(2) Designated Preferred Stock – Series B. Pursuant to authority conferred upon the Board of Directors by this Article IV, the Board of Directors created a series of 4,000,000 shares of Preferred Stock designated as Floating-Rate Non-Cumulative Preferred Stock, Series B, by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware on June 7, 2005, and the voting powers, designations, preferences and relative, participating and other special rights, and the qualifications, limitations and restrictions thereof, of the Floating-Rate Non-Cumulative Preferred Stock are as set forth on Exhibit B hereto and are incorporated herein by reference.

c. Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Unless approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors, the Corporation shall not take any action that would result in the acquisition by the Corporation, directly or indirectly, from any person or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934) of five percent or more of the shares of Common Stock issued and outstanding, at a price in excess of the prevailing market price of such Common Stock, other than pursuant to a tender offer made to all stockholders or to all stockholders owning less than 100 shares of Common Stock.

d. Limitation on Stockholder Rights Plan. Notwithstanding any other powers set forth in this Certificate of Incorporation, the Board of Directors shall not adopt a stockholders “rights plan” (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, Common Stock or Preferred Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the Common Stock or Preferred Stock at less than the prevailing market price of the Common Stock or Preferred Stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors at the next meeting (annual or special) of stockholders; (ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors; and (iii) at any time the rights issued thereunder will be redeemed by the Corporation upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

FIFTH: Reserved.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

a. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

b. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

c. (1) (i) The number of directors of the Corporation shall be not less than eleven (11), no more than seventeen (17) for election at the 2000 annual meeting of shareholders; no more than sixteen (16) at the 2001 annual meeting of shareholders; and no more than fifteen (15) thereafter.

(ii) Directors may be removed with or without cause by a vote of the holders of shares entitled to vote at an election of directors at a duly called meeting of such holders, provided that no director shall be removed for cause except by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors, and provided further that if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

(iii) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

(2) A director shall hold office until the succeeding annual meeting (or special meeting in lieu thereof) and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(3) Any vacancy on the Board of Directors, regardless of whether resulting from death, resignation, retirement, disqualification, removal from office, increase in the size of the Board or otherwise, may be filled by the affirmative vote of a majority of directors then in office, but any vacancy filled in such manner shall be filled only until the next annual meeting of stockholders.

d. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

e. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no such action by the Board of Directors, unless approved by a majority of the voting shares of capital stock of the Corporation then entitled to vote at an election of directors, shall amend, alter, change or repeal the right of stockholders as provided for in the By-Laws to call a special meeting of stockholders; and provided further that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation delivery to its registered office, its principal place of business or an officer or director of the Corporation having custody of the book in which proceedings of meetings of members are recorded.

NINTH: Pursuant to § 203(b)(1) of the GCL, the Corporation hereby expressly opts not to be governed by GCL § 203.

TENTH: Any action by the Board of Directors to make, alter, amend, change, add to or repeal this Certificate of Incorporation shall be approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this 1st day of August, 2005.

SLM CORPORATION

By:	/s/ MARY F. EURE
Mary F. Eure,
Corporate Secretary

EXHIBIT A

SLM HOLDING CORPORATION

CERTIFICATE OF DESIGNATION, POWERS,

PREFERENCES, RIGHTS, PRIVILEGES, QUALIFICATIONS,

LIMITATIONS, RESTRICTIONS, TERMS AND CONDITIONS

of

6.97% CUMULATIVE REDEEMABLE

PREFERRED STOCK, SERIES A

1.	Designation, Par Value, Number of Shares and Seniority

The series of preferred stock of the Corporation created hereby (the “Series A Preferred Stock”) shall be designated “6.97% Cumulative Redeemable Preferred Stock, Series A,” shall have a par value of $0.20 per share and shall consist of 3,450,000 shares. Subject to the requirements of applicable law and the terms and conditions of the Corporation’s Amended and Restated Certificate of Incorporation, the Board of Directors shall be permitted to increase the authorized number of shares of such series at any time. The Series A Preferred Stock shall rank, both as to dividends and upon liquidation, prior to the common stock of the Corporation (the “Common Stock”) to the extent provided in this Certificate and the Corporation’s Amended and Restated Certificate of Incorporation and shall rank, both as to dividends and upon liquidation, on a parity with any other class or series of preferred stock the Corporation may from time to time issue (the “Parity Preferred Stock”).

2.	Dividends

(a) The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, ratably, when, as and if declared by the Board of Directors, in its sole discretion, out of funds legally available therefor, cumulative, cash dividends at the annual rate of 6.97%, or $3.485, per share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall accrue from but not including November 16, 1999 and are payable when, as and if declared by the Board of Directors quarterly in arrears on January 31, April 30, July 30 and October 31 of each year (each, a “Dividend Payment Date”) commencing on January 31, 2000. If a Dividend Payment Date is not a “Business Day,” the related dividend shall be paid on the next Business Day with the same force and effect as though paid on the Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. For these purposes, “Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which New York City banks are closed or (iii) a day on which the offices of the Corporation are closed.

The “Dividend Period” relating to a Dividend Payment Date shall be the period from but not including the preceding Dividend Payment Date (or from but not including November 16, 1999, in the case of the first Dividend Payment Date) through and including the related Dividend Payment Date. If declared, the dividend payable in respect of the first Dividend Period will be $0.7357 per share. The amount of dividends payable in respect of any quarterly Dividend Period other than the first Dividend Period shall be computed at a rate equal to 6.97% divided by 4; the amount of dividends payable in respect of any shorter period shall be computed on the basis of twelve 30-day months and a 360-day year. Each such dividend shall be paid to the holders of record of outstanding shares of the Series A Preferred Stock as they appear in the books and records of the Corporation on such record date as shall be fixed in advance by the Board of Directors, not to be earlier than 45 days nor later than 10 days preceding the applicable Dividend Payment Date.

No dividends shall be declared or paid or set apart for payment on the Common Stock or any other class or series of stock ranking junior to or (except as hereinafter provided) on a parity with the Series A Preferred Stock with respect to the payment of dividends unless all accrued and unpaid dividends have been declared and paid or set apart for payment on the outstanding Series A Preferred Stock in respect of all prior Dividend Periods. In the event that the Corporation shall not pay any one or more dividends or any part thereof on the Series A Preferred Stock, the holders of that Series A Preferred Stock shall not have any cause of action against the Corporation in respect of such non-payment so long as no dividend is paid on any junior or parity stock in violation of the next preceding sentence.

No Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock) unless all accrued and unpaid dividends have been declared and paid or set apart for payment on the outstanding Series A Preferred Stock in respect of all prior Dividend Periods; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any such stock in compliance with the provision of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon the Series A Preferred Stock outstanding to the most recent Dividend Payment Date shall have been paid or declared and set apart for payment by the Corporation; provided that, if and when authorized by the Board of Directors, any such junior or parity stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends.

(b) If, prior to May 16, 2001, one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that reduce the percentage of the dividends-received deduction (70% as of November 10, 1999) as specified in section 243(a)(1) of the Code or any successor provision (the “Dividends-Received Percentage”), certain adjustments may be made in respect of the dividends payable by the Corporation, and Post Declaration Date Dividends and Retroactive Dividends (as such terms are defined below) may become payable, as described below. Notwithstanding anything to the contrary herein, the Corporation will make no adjustment for any amendments to the Code on or after May 16, 2001 that reduce the Dividends-Received Percentage.

The amount of each dividend payable (if declared) per share of Series A Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable pursuant to clause (a) of this Section 2 (before adjustment) by a factor, which shall be the number determined in accordance with the following formula (the “DRD Formula”), and rounding the result to the nearest cent (with one-half cent rounded up):

1 - .35 (1 - .70)

1 - .35 (1 - DRP)

For the purposes of the DRD Formula, “DRP” means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question is less than 50%, then the DRP will equal .50. No amendment to the Code, other than a change in the percentage of the dividends-received deduction set forth in section 243(a)(1) of the Code or any successor provision, or a change in the percentage of the dividends-received deduction for certain categories of stock, which change is applicable to the Series A Preferred Stock, will give rise to an adjustment.

Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of assurance from the Internal Revenue Service (the “IRS”) to the effect that such an amendment does not apply to a dividend payable on the Series A Preferred Stock, then such amendment shall not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation. Unless the context otherwise requires, references to dividends herein shall mean dividends as adjusted by the DRD Formula. The Corporation’s calculation of the dividends payable as so adjusted shall be final and not subject to review absent manifest error.

Notwithstanding the foregoing, if any such amendment to the Code is enacted after the dividend payable on a Dividend Payment Date has been declared but before such dividend is paid, the amount of the dividend payable on such Dividend Payment Date shall not be increased. Instead, additional dividends (the “Post Declaration Date Dividends”), equal to the excess, if any, of (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Corporation on such Dividend Payment Date, shall be payable (if declared) to holders of Series A Preferred Stock on the record date applicable to the next succeeding Dividend Payment Date, or, if the Series A Preferred Stock is called for redemption prior to such record date, to holders of Series A Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of assurance from the IRS to the effect that such amendment does not apply to a divided so payable on the Preferred Stock, then such amendment will not result in the payment of Post Declaration Date Dividends. The opinion referenced in the previous sentence must be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series A Preferred Stock (each, an “Affected Dividend Payment Date”), the Corporation shall pay (if declared) additional dividends (the “Retroactive Dividends”) to holders of the Series A Preferred Stock on the record date applicable to the next succeeding Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, to holders on the record date applicable to the second succeeding Dividend Payment Date following the date of enactment) in an amount equal to the excess of (x) the product of the dividend paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Corporation on each Affected Dividend Payment Date. The Corporation will make only one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of assurance from the IRS to the effect that such amendment does not apply to a dividend payable on an Affected Dividend Payment Date for the Series A Preferred Stock, then such amendment will not result in the payment of Retroactive Dividends with respect to such Affected Dividend Payment Date. The opinion referenced in the previous sentence must be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

In the event that the amount of dividends payable per share of the Series A Preferred Stock is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Corporation will give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to be paid as soon as practicable to the holders of Series A Preferred Stock.

(c) Notwithstanding any other provision of this Certificate, the Board of Directors, in its discretion, may choose to pay dividends on the Series A Preferred Stock without the payment of any dividends on the Common Stock or any other class or series of stock from time to time outstanding ranking junior to the Series A Preferred Stock with respect to the payment of dividends.

(d) No dividend shall be declared or paid or set apart for payment on any shares of the Series A Preferred Stock if at the same time any arrears or default exists in the payment of dividends on any outstanding class or series of stock of the Corporation ranking prior to or (except as provided herein) on a parity with the Series A Preferred Stock with respect to the payment of dividends.

(e) Holders of shares of the Series A Preferred Stock shall not be entitled to any dividends, in cash or in property, other than as herein provided and shall not be entitled to interest, or any sum in lieu of interest, on or in respect of any dividend payment.

3.	Optional Redemption

(a) The Series A Preferred Stock shall not be redeemable prior to November 16, 2009. Subject to this limitation and to any further limitations imposed by law, the Corporation may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, at the redemption price of $50.00 per share plus an amount, determined in accordance with Section 2 above, equal to the amount of the dividend accrued and unpaid for all prior Dividend Periods and for the then-current Dividend Period to but not including the date of such redemption. If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the Corporation shall select shares to be redeemed from the outstanding shares not previously called for redemption by lot or pro rata (as nearly as possible) or by any other method which the Corporation in its sole discretion deems equitable.

(b) In the event the Corporation shall redeem any or all of the Series A Preferred Stock as aforesaid, notice of such redemption shall be given by the Corporation by first class mail, postage prepaid, mailed not less than 30 and not more than 60 days prior to the redemption date, to each holder of record of the shares of the Series A Preferred Stock being redeemed, at such holder’s address as the same appears in the books and records of the Corporation. Each such notice shall state the number of shares being redeemed, the redemption price, the redemption date and the place at which such holder’s certificate(s) representing shares of the Series A Preferred Stock must be presented for cancellation or exchanges, as the case may be, upon such redemption. Any notice that is so mailed shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice. Failure to duly give notice, or any defect in the notice or in the mailing thereof, to any holder of the Series A Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock being redeemed.

(c) If any redemption date is not a Business Day, then payment of the redemption price may be made on the next Business Day with the same force and effect as if made on the redemption date, and no interest, additional dividends or other sums will accrue on the amount payable from the redemption date to the next Business Day.

(d) Notice having been mailed as aforesaid, from and after the redemption date specified therein and upon payment of the consideration set forth in Section 3(a) above, said shares of the Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of the Series A Preferred Stock shall cease, with respect to shares so redeemed.

(e) Subject to applicable law, any shares of the Series A Preferred Stock which shall have been redeemed shall, after such redemption, no longer have the status of authorized, issued or outstanding shares.

(f) The shares of Series A Preferred Stock shall not be subject to any sinking fund or to any mandatory redemption.

4.	Preferred Stock Board Committee; Limited Rights to Vote and Elect Board Observers

At the first regularly scheduled meeting of the Board of Directors after the issuance of the Series A Preferred Stock, the Board of Directors shall form a committee (the “Preferred Stock Committee”) of the Board of Directors whose purpose shall be to monitor and evaluate proposed actions of the Corporation that may impact the rights of holders of Series A Preferred Stock, including the payment of dividends on the Series A Preferred Stock, and to report to the Board of Directors thereon. The Board of Directors shall designate from among its “independent directors” (as such term is defined (i) by the Corporation’s Bylaws as then in effect or (ii) by New York Stock Exchange rules) at least three directors to serve on the Preferred Stock Committee. In designating the independent directors to serve on the Preferred Stock Committee, the Board of Directors may, in its sole discretion, apply either of the foregoing definitions. The Preferred Stock Committee shall meet at least once a year.

Except as set forth in this Section 4 and in Section 9(h) below, the shares of the Series A Preferred Stock shall not have any voting powers, either general or special. Whenever dividends on any shares of Series A Preferred Stock are in arrears for four or more quarterly Dividend Periods, whether or not consecutive:

(a) The holders of the Series A Preferred Stock, voting together as single class with all other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of two observers to the board of directors, will be entitled to vote for the election of a total of two board observers at a special meeting called by an officer of the Corporation at the request of holders of record of at least 10% of the outstanding Series A Preferred Stock or by the holders of any such other class or series of capital stock of the Corporation and at each subsequent annual meeting of stockholders, until all dividends accumulated on the Series A Preferred Stock for all prior Dividend Periods and the then current Dividend Period have been fully paid.

(b) If and when full cumulative dividends on the Series A Preferred Stock for all prior Dividend Periods and the then current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for payment in full, the right of holders of Series A Preferred Stock to elect those two board observers will cease and, unless there are other classes and series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable, all rights of each of the two board observers will immediately and automatically terminate.

(c) The Corporation shall provide to the board observers notice, and a detailed agenda (to the extent prepared for any member of the Board of Directors), of all meetings of the Board of Directors and any committee of the Board of Directors which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee. The Corporation shall also provide to the board observers copies of all materials that may in any way be related to the payment or nonpayment of dividends that are provided to the Board of Directors and to the members of any such committees. The board observers shall be subject to the same confidentiality obligations with respect to such materials as bind the Board of Directors. The board observers may attend any meeting of the Board of Directors or any committee thereof which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee; the board observers may participate in any such meeting, include statements in the minutes of such meetings, and present information and make recommendations to, and ask questions of, the Board of Directors or the Preferred Stock Committee with respect to all matters.

If a special meeting of the holders of the Series A Preferred Stock for the election of the board observers is not called by an officer of the Corporation within 30 days after request, then the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock may designate a holder of Series A Preferred Stock to call that meeting at the Corporation’s expense. The Corporation will pay all costs and expenses of calling and holding any meeting and of electing board observers as described above.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

In any matter in which the Series A Preferred Stock is entitled to vote, including any action by written consent, each share of the Series A Preferred Stock shall be entitled to one vote, except that when shares of any other class or series of capital stock of the Corporation have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued dividends).

5.	No Conversion or Exchange Rights

The holders of shares of the Series A Preferred Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock or obligations of the Corporation.

6.	No Preemptive Rights

No holder of the Series A Preferred Stock shall as such holder have any preemptive right to purchase or subscribe for any other shares, rights, options or other securities of any class of the Corporation which at any time may be sold or offered for sale by the Corporation.

7.	Liquidation Rights and Preference

(a) Except as otherwise set forth herein, upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment of or provision for the liabilities of the Corporation and the expenses of such dissolution, liquidation or winding up, the holders of the outstanding shares of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, the amount of $50.00 per share plus an amount, determined in accordance with Section 2 above, equal to all accrued and unpaid dividends for all prior Dividend Periods and for the then-current Dividend Period through and including the date of payment in respect of such dissolution, liquidation or winding up, and the holders of the outstanding shares of any class or series of stock of the Corporation ranking on a parity with the Series A Preferred Stock upon liquidation shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any such payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock and to such parity stock upon liquidation, any corresponding preferential amount to which the holders of such parity stock may, by the terms thereof, be entitled; provided, however, that if the assets of the Corporation available for distribution to stockholders shall be insufficient for the payment of the full amounts to which the holders of the outstanding shares of the Series A Preferred Stock and the holders of the outstanding shares of such parity stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation as aforesaid, then all of the assets of the Corporation available for distribution to stockholders shall be distributed to the holders of outstanding shares of the Series A Preferred Stock and to the holders of outstanding shares of such parity stock pro rata, so that the amounts so distributed to holders of the Series A Preferred Stock and to holders of such classes or series of such parity stock, respectively, shall bear to each other the same ratio that the respective distributive amounts to which they are so entitled (including any adjustment due to changes in the Dividends-Received Percentage) bear to each other. After the payment of the aforesaid amounts to which they are entitled, the holders of outstanding shares of the Series A Preferred Stock and the holders of outstanding shares of any such parity stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(b) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger, consolidation or combination of the Corporation into or with any other corporation or entity, shall be deemed to be a dissolution, liquidation or winding up for the purpose of this Section 7.

8.	Additional Classes or Series of Stock

The Board of Directors shall have the right at any time in the future to authorize, create and issue, by resolution or resolutions, one or more additional classes or series of stock of the Corporation, and to determine and fix the distinguishing characteristics and the relative rights, preferences, privileges and other terms of the shares thereof. Any such class or series of stock may rank on a parity with or junior to the Series A Preferred Stock as to dividends or upon liquidation or otherwise. No such class or series of stock of the Corporation may rank prior to the Series A Preferred Stock as to dividends or upon liquidation or otherwise.

9.	Miscellaneous

(a) Any stock of any class or series of the Corporation shall be deemed to rank:

(i) on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates or amounts, dividend payment dates or redemption of liquidation prices per share, if any, be different from those of the Series A Preferred Stock, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or amounts or liquidation prices, without preference or priority, one over the other, as between the holders of such class or series and the holders of shares of the Series A Preferred Stock; and

(ii) junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock, or if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

(b) The Corporation and any agent of the Corporation may deem and treat the holder of a share or shares of Series A Preferred Stock, as shown in the Corporation’s books and records, as the absolute owner of such share or shares of Series A Preferred Stock for the purpose of receiving payment of dividends in respect of such share or shares of Series A Preferred Stock and for all other purposes whatsoever, and neither the Corporation nor any agent or the Corporation shall be affected by any notice to the contrary. All payments made to or upon the order of any such persons shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge liabilities for moneys payable by the Corporation on or with respect to any such share or shares of Series A Preferred Stock.

(c) The shares of the Series A Preferred Stock, when duly issued, shall be fully paid and non-assessable.

(d) For purposes of this Certificate, the term “the Corporation” means SLM Holding Corporation and any successor thereto by operation of law or by reason of a merger, consolidation or combination.

(e) Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served to or upon the Corporation shall be given or served in writing addressed (unless and until another address shall be published by the Corporation) to SLM Holding Corporation, 11600 Sallie Mae Drive, Reston, Virginia 20193, Attn: General Counsel’s Office. Such notice, demand or other communication to or upon the Corporation shall be deemed to have been sufficiently given or made only upon actual receipt of a writing by the Corporation. Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served by the Corporation hereunder may be given or served by being deposited first class, postage prepaid, in the United States mail addressed (i) to the holder as such holder’s name and address may appear at such time in the books and records of the Corporation or (ii) to a person or entity other than a holder of record of the Series A Preferred Stock, to such person or entity at such address as appears to the Corporation to be appropriate at such time. Such notice, demand or other communication shall be deemed to have been sufficiently given or made, for all purposes, upon mailing.

(h) The Corporation, by or under the authority of the Board of Directors, may amend, alter, supplement or repeal any provision of this Certificate pursuant to applicable law and the following terms and conditions:

(i) The consent of the holders of at least 66 2/3% of all of the shares of the Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock shall vote together as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration, supplementation or repeal of the provisions of this Certificate if such amendment, alteration, supplementation or repeal would materially and adversely affect the powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms or conditions of the Series A Preferred Stock. The creation and issuance of any other class or series of stock, or the issuance of additional shares of any existing class or series of stock of the Corporation (including the Series A Preferred Stock), whether ranking on parity with or junior to the Series A Preferred Stock, shall not be deemed to constitute such an amendment, alteration, supplementation or repeal.

(ii) Holders of the Series A Preferred Stock shall be entitled to one vote per share on matters on which their consent is required pursuant to subparagraph (i) of this paragraph (h). In connection with any meeting of such holders, the Board of Directors shall fix a record date, neither earlier than 60 days nor later than 10 days prior to the date of such meeting, and holders of record of shares of the Series A Preferred Stock on such record date shall be entitled to notice of and to vote at any such meeting and any adjournment. The Board of Directors, or such person or persons as it may designate, may establish reasonable rules and procedures as to the solicitation of the consent of holders of the Series A Preferred Stock at any such meeting or otherwise, which rules and procedures shall conform to the requirements of any national securities exchange on which the Series A Preferred Stock maybe listed at such time.

(i) RECEIPT AND ACCEPTANCE OF A SHARE OR SHARES OF THE SERIES A Preferred Stock BY OR ON BEHALF OF A HOLDER SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER (AND ALL OTHERS HAVING BENEFICIAL OWNERSHIP OF SUCH SHARE OR SHARES) OF ALL OF THE TERMS AND PROVISIONS OF THIS CERTIFICATE. NO SIGNATURE OR OTHER FURTHER MANIFESTATION OF ASSENT TO THE TERMS AND PROVISIONS OF THIS CERTIFICATE SHALL BE NECESSARY FOR ITS OPERATION OR EFFECT AS BETWEEN THE CORPORATION AND THE HOLDER (AND ALL SUCH OTHERS).

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EXHIBIT B

SLM CORPORATION

CERTIFICATE OF DESIGNATION, POWERS,

PREFERENCES, RIGHTS, PRIVILEGES, QUALIFICATIONS,

LIMITATIONS, RESTRICTIONS, TERMS AND CONDITIONS

of

FLOATING-RATE NON-CUMULATIVE

PREFERRED STOCK, SERIES B

1.	Designation, Par Value, Number or Shares and Seniority

The series of preferred stock of the Corporation created hereby (the “Series B Preferred Stock”) shall be designated “Floating-Rate Non-Cumulative Preferred Stock, Series B,” shall have a par value of $0.20 per share and shall consist of 4,000,000 shares. Subject to the requirements of applicable law and the terms and conditions of the Corporation’s Amended and Restated Certificate of Incorporation, the Board of Directors shall be permitted to increase the authorized number of shares of such series at any time. The Series B Preferred Stock shall rank, both as to dividends and upon liquidation, dissolution or winding up, prior to the common stock of the Corporation (the “Common Stock”) to the extent provided in this Certificate and the Corporation’s Amended and Restated Certificate of Incorporation and shall rank, both as to the payment of dividends when due and upon liquidation, dissolution or winding up, on a parity with any other class or series of preferred stock the Corporation may from time to time issue (the “Parity Preferred Stock”), including the Corporation’s 6.97% Cumulative Redeemable Preferred Stock, Series A (the “Series A Preferred Stock”).

2.	Dividends

(a) The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, ratably, when, as and if declared by the Board of Directors, in its sole discretion, out of funds legally available therefor, cash dividends at a rate equal to (i) a floating rate of three-month LIBOR (as defined below) plus 0.70% per annum for periods ending on and prior to June 15, 2011 and (ii) a floating rate of three-month LIBOR plus 1.70% per annum for periods after June 15, 2011, per share of Series B Preferred Stock. Dividends on the Series B Preferred Stock shall accrue from but not including June 8, 2005 in the case of an initial declared dividend or the preceding Dividend Payment Date (as defined below), as applicable, and are payable when, as and if declared by the Board of Directors quarterly in arrears on March 15, June 15, September 15 and December 15 of each year unless such day is not a Business Day, in which case, the related dividend will be paid on the next succeeding Business Day (each, a “Dividend Payment Date”) commencing on September 15, 2005. For these purposes, “Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which New York City banks are closed or (iii) a day on which the offices of the Corporation are closed.

The “Dividend Period” relating to a Dividend Payment Date shall be the period from but not including the preceding Dividend Payment Date (or from but not including June 8, 2005, in the case of the first Dividend Payment Date) through and including the related Dividend Payment Date. The amount of dividends payable in respect of any quarterly Dividend Period, including dividends payable for partial Dividend Periods, shall be computed on the basis of the actual number of days for which dividends are payable in the relevant Dividend Period, divided by 360. Each such dividend shall be paid to the holders of record of outstanding shares of the Series B Preferred Stock as they appear in the books and records of the Corporation on such record date as shall be fixed in advance by the Board of Directors, not to be earlier than 45 days nor later than 10 days preceding the applicable Dividend Payment Date.

For any Dividend Period, LIBOR shall be determined by the Calculation Agent (as defined below) on the second London and New York Business Day (as defined below) immediately preceding the first day of such Dividend Period in the following manner:

•

LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page (as defined below) 3750 as of 11:00 A.M., London time, on the second London and New York Business Day immediately preceding the first day of such Dividend Period.

•

If the rate described above does not appear on Moneyline Telerate Page 3750, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London and New York Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount (as defined below). The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London and New York Business Day immediately preceding the first day of such Dividend Period will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, LIBOR for the second London and New York Business Day immediately preceding the first day of such Dividend Period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London and New York Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

•	If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new Dividend Period will be LIBOR in effect for the prior Dividend Period.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the principal offices of the Corporation, will be made available to any holder of Series B Preferred Stock upon request and will be final and binding in the absence of manifest error. The term “Calculation agent” means any person appointed by the Corporation to act as Calculation Agent hereunder. The Corporation shall be the initial Calculation Agent.

The term “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

The term “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified in this certificate or any replacement page or pages on that service.

The term “London and New York Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market and on which banking institutions in New York City generally are not authorized or obligated by law or executive order to close.

No dividends shall be declared or paid or set apart for payment on the Common Stock or any other class or series of stock ranking junior to or on a parity with the Series B Preferred Stock with respect to the payment of dividends when due unless all accrued and unpaid dividends have been declared and paid or set apart for payment on the outstanding Series B Preferred Stock in respect of the then-current Dividend Period. In the event that the Corporation shall declare but not pay any one or more dividends or any part thereof on the Series B Preferred Stock, the holders of that Series B Preferred Stock shall not have any cause of action against the Corporation in respect of such non-payment so long as no dividend is paid on any junior or parity stock in violation of the preceding sentence.

No Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to the payment of dividends when due may be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock) unless all accrued and unpaid dividends have been declared and paid or set apart for payment on the outstanding Series B Preferred Stock in respect of the then-current Dividend Period; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any junior or parity stock or Common Stock in compliance with the provision of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full dividends upon the Series B Preferred Stock accrued and unpaid to the most recent Dividend Payment Date shall have been declared and paid or set apart for payment by the Corporation; provided that, if and when authorized by the Board of Directors, any such junior or parity stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series B Preferred Stock as to payment of dividends when due.

3.	Optional Redemption

(a) The Series B Preferred Stock shall not be redeemable prior to June 15, 2010. On any Dividend Payment Date on or after June 15, 2010, and subject to this limitation, the terms of Parity Preferred Stock and to any further limitations imposed by law, the Corporation may redeem the Series B Preferred Stock, in whole or in part, out of funds legally available therefor, at the redemption price of $100.00 per share plus an amount, determined in accordance with Section 2 above, equal to the amount of the dividend accrued and unpaid for the then-current Dividend Period to but not including the date of such redemption, if any. If fewer than all of the outstanding shares of the Series B Preferred Stock are to be redeemed, the Corporation shall select shares to be redeemed from the outstanding shares not previously called for redemption by lot or pro rata (as nearly as possible) or by any other method which the Corporation in its sole discretion deems equitable.

(b) In the event the Corporation shall redeem any or all of the Series B Preferred Stock as aforesaid, notice of such redemption shall be given by the Corporation by first class mail, postage prepaid, mailed not less than 30 and not more than 60 days prior to the redemption date, to each holder of record of the shares of the Series B Preferred Stock being redeemed, at such holder’s address as the same appears in the books and records of the Corporation. Each such notice shall state the number of shares being redeemed, the redemption price, the redemption date and the place at which such holder’s certificate(s) representing shares of the Series B Preferred Stock must be presented for cancellation or exchanges, as the case may be, upon such redemption. Any notice that is so mailed shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice. Failure to duly give notice, or any defect in the notice or in the mailing thereof, to any holder of the Series B Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock being redeemed.

(c) If any redemption date is not a Business Day, then payment of the redemption price may be made on the next Business Day with the same force and effect as if made on the redemption date, and no interest, additional dividends or other sums will accrue on the amount payable from the redemption date to the next Business Day.

(d) Notice having been mailed as aforesaid, from and after the redemption date specified therein and upon payment of the consideration set forth in Section 3(a) above, said shares of the Series B Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of the Series B Preferred Stock shall cease, with respect to shares so redeemed.

(e) Subject to applicable law, any shares of the Series B Preferred Stock which shall have been redeemed shall, after such redemption, no longer have the status of authorized, issued or outstanding shares.

(f) The shares of Series B Preferred Stock shall not be subject to any sinking fund or to any mandatory redemption.

4.	Preferred Stock Board Committee; Limited Rights to Vote and Elect Board Observers

The Board of Directors maintains a committee (the “Preferred Stock Committee”) of the Board of Directors whose purpose is to monitor and evaluate proposed actions of the Corporation that may impact the rights of holders of the outstanding preferred stock of Corporation, including the payment of dividends on the Series B Preferred Stock, and to report to the Board of Directors thereon. The Board of Directors shall designate from among its “independent directors” (as such term is defined (i) by the Corporation’s Bylaws as then in effect or (ii) by the rules of the New York Stock Exchange) at least three directors to serve on the Preferred Stock Committee. In designating the independent directors to serve on the Preferred Stock Committee, the Board of Directors may, in its sole discretion, apply either of the foregoing definitions. The Preferred Stock Committee shall meet at least once a year.

Except as set forth in this Section 4 and in Section 9(f) below, the shares of the Series B Preferred Stock shall not have any voting powers, either general or special. Whenever dividends on any shares of Series B Preferred Stock have not been declared by the Board of Directors or paid for an aggregate of four or more quarterly Dividend Periods, whether or not consecutive:

(a) The holders of the Series B Preferred Stock, voting together as a single class with all other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of two observers to the board of directors, will be entitled to vote for the election of a total of two board observers at a special meeting called by an officer of the Corporation at the request of holders of record of at least 10% of (i) the outstanding Series B Preferred Stock or (ii) any such other class or series of capital stock of the Corporation entitled to vote for such committee and reelected at each subsequent annual meeting of stockholders, until all declared and unpaid dividends on the Series B Preferred Stock have been fully paid and the Corporation has resumed the payment of dividends in full on the Series B Preferred Stock for four consecutive Dividend Periods.

(b) If and when all accrued and unpaid dividends on the Series B Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full and the Corporation has resumed the payment in of dividends in full on the Series B Preferred Stock for four consecutive Dividend Periods, the right of holders of Series B Preferred Stock to elect those two board observers will cease and, unless there are other classes and series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable, all rights of each of the two board observers will immediately and automatically terminate.

(c) The Corporation shall provide to the board observers notice, and a detailed agenda (to the extent prepared for any member of the Board of Directors), of all meetings of the Board of Directors and any committee of the Board of Directors which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee. The Corporation shall also provide to the board observers copies of all materials that may in any way be related to the payment or nonpayment of dividends that are provided to the Board of Directors and to the members of any such committees. The board observers shall be subject to the same confidentiality obligations with respect to such materials as bind the Board of Directors. The board observers may attend any meeting of the Board of Directors or any committee thereof which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee; the board observers may participate in any such meeting, include statements in the minutes of such meetings, and present information and make recommendations to, and ask questions of, the Board of Directors or the Preferred Stock Committee with respect to all matters.

If a special meeting of the holders of the Series B Preferred Stock for the election of the board observers is not called by an officer of the Corporation within 30 days after a request by holders of record of at least 10% of the outstanding shares of Series B Preferred Stock, then such requesting holders may designate a holder of Series B Preferred Stock to call that meeting at the Corporation’s expense. The Corporation will pay all costs and expenses of calling and holding any meeting and of electing board observers as described above.

The foregoing voting rights will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

In any matter in which the Series B Preferred Stock is entitled to vote, including any action by written consent, each share of the Series B Preferred Stock shall be entitled to one vote, except that when shares of any other class or series of capital stock of the Corporation have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued dividends, if any).

5.	No Conversion or Exchange Rights

The holders of shares of the Series B Preferred Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock, obligations or property of the Corporation.

6.	No Preemptive Rights

No holder of the Series B Preferred Stock shall as such holder have any pre-emptive right to purchase or subscribe for any other shares, rights, options or other securities of any class of the Corporation which at any time may be sold or offered for sale by the Corporation.

7.	Liquidation Rights and Preference

(a) Except as otherwise set forth herein, upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment of or provision for the liabilities of the Corporation and the expenses of such dissolution, liquidation or winding up, the holders of the outstanding shares of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders pari passu with liquidation payments or distributions to holders of Series A Preferred Stock and any other class or series of stock ranking on a parity as to liquidation with the Series B Preferred Stock and before any payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock upon liquidation, the amount of $100.00 per share plus an amount, determined in accordance with Section 2 above, equal to all accrued and unpaid dividends for the then-current Dividend Period through and including the date of payment in respect of such dissolution, liquidation or winding up, if any, and the holders of the outstanding shares of any class or series of stock of the Corporation ranking on a parity with the Series B Preferred Stock upon liquidation shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any such payment or distribution shall be made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock and to such parity stock upon liquidation, any corresponding preferential amount to which the holders of such parity stock may, by the terms thereof, be entitled; provided, however, that if the assets of the Corporation available for distribution to stockholders shall be insufficient for the payment of the full amounts to which the holders of the outstanding shares of the Series B Preferred Stock and the holders of the outstanding shares of such parity stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation as aforesaid, then all of the assets of the Corporation available for distribution to stockholders shall be distributed to the holders of outstanding shares of the Series B Preferred Stock and to the holders of outstanding shares of such parity stock pro rata, so that the amounts so distributed to holders of the Series B Preferred Stock and to holders of such classes or series of such parity stock, respectively, shall bear to each other the same ratio that the respective distributive amounts to which they are so entitled bear to each other. After the payment of the aforesaid amounts to which they are entitled, the holders of outstanding shares of the Series B Preferred Stock and the holders of outstanding shares of any such parity stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(b) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger, consolidation or combination of the Corporation into or with any other corporation or entity, shall be deemed to be a dissolution, liquidation or winding up for the purpose of this Section 7.

8.	Additional Classes or Series of Stock

The Board of Directors shall have the right at any time in the future to authorize, create and issue, by resolution or resolutions, one or more additional classes or series of stock of the Corporation, and to determine and fix the distinguishing characteristics and the relative rights, preferences, privileges and other terms of the shares thereof. Any such class or series of stock may rank on a parity with or junior to the Series B Preferred Stock as to payment of dividends when due or upon liquidation or otherwise. No such class or series of stock of the Corporation may rank prior to the Series B Preferred Stock as to payment of dividends when due or upon liquidation or otherwise.

9.	Miscellaneous

(a) Any stock of any class or series of the Corporation shall be deemed to rank:

(i) on a parity with shares of the Series B Preferred Stock, either as to the payment of dividends when due or upon liquidation, whether or not the dividend rates or amounts, dividend payment dates or redemption of liquidation prices per share, if any, be different from those of the Series B Preferred Stock, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or amounts or liquidation prices, without preference or priority, one over the other, as between the holders of such class or series and the holders of shares of the Series B Preferred Stock; and

(ii) junior to shares of the Series B Preferred Stock, either as to the payment of dividends when due or upon liquidation, if such class or series shall be Common Stock, or if the holders of shares of the Series B Preferred Stock shall be entitled to receipt of dividends when due or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

(b) The Corporation and any agent of the Corporation may deem and treat the holder of a share or shares of Series B Preferred Stock, as shown in the Corporation’s books and records, as the absolute owner of such share or shares of Series B Preferred Stock for the purpose of receiving payment of dividends when due in respect of such share or shares of Series B Preferred Stock and for all other purposes whatsoever, and neither the Corporation nor any agent of the Corporation shall be affected by any notice to the contrary. All payments made to or upon the order of any such persons shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge liabilities for moneys payable by the Corporation on or with respect to any such share or shares of Series B Preferred Stock.

(c) The shares of the Series B Preferred Stock, when duly issued, shall be fully paid and non-assessable.

(d) For purposes of this Certificate, the term “the Corporation” means SLM Corporation and any successor thereto by operation of law or by reason of a merger, consolidation or combination.

(e) Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served to or upon the Corporation shall be given or served in writing addressed (unless and until another address shall be published by the Corporation) to SLM Corporation, 12061 Bluemont Way, Reston, Virginia 20190, Attn: General Counsel’s Office. Such notice, demand or other communication to or upon the Corporation shall be deemed to have been sufficiently given or made only upon actual receipt of a writing by the Corporation. Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served by the Corporation hereunder may be given or served by being deposited first class, postage prepaid, in the United States mail addressed (i) to the holder as such holder’s name and address may appear at such time in the books and records of the Corporation or (ii) to a person or entity other than a holder of record of the Series B Preferred Stock, to such person or entity at such address as appears to the Corporation to be appropriate at such time. Such notice, demand or other communication shall be deemed to have been sufficiently given or made, for all purposes, upon mailing.

(f) The Corporation, by or under the authority of the Board of Directors, may amend, alter, supplement or repeal any provision of this Certificate pursuant to applicable law and the following terms and conditions:

(i) Without the consent of the holders of the Series B Preferred Stock, the Corporation may amend, alter, supplement or repeal any provision of this Certificate to cure any ambiguity, to correct or supplement any term that may be defective or inconsistent with any other terms, or to make any other provisions so long as such action does not materially and adversely affect the rights, preferences, privileges or voting power of the holders of the Series B Preferred Stock.

(ii) With the consent of the holders of at least 66-2/3% of all of the shares of the Series B Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series B Preferred Stock shall vote together as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration, supplementation or repeal of the provisions of this Certificate if such amendment, alteration, supplementation or repeal would materially and adversely affect the powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms or conditions of the Series B Preferred Stock. The creation and issuance of any other class or series of stock, or the issuance of additional shares of any existing class or series of stock of the Corporation (including the Series B Preferred Stock), whether ranking on parity with or junior to the Series B Preferred Stock, shall not be deemed to constitute such an amendment, alteration, supplementation or repeal.

(iii) Holders of the Series A Preferred Stock shall be entitled to one vote per share on matters on which their consent is required pursuant to subparagraph (i) of this paragraph (f). In connection with any meeting of such holders, the Board of Directors shall fix a record date, neither earlier than 60 days nor later than 10 days prior to the date of such meeting, and holders of record of shares of the Series B Preferred Stock on such record date shall be entitled to notice of and to vote at any such meeting and any adjournment. The Board of Directors, or such person or persons as it may designate, may establish reasonable rules and procedures as to the solicitation of the consent of holders of the Series B Preferred Stock at any such meeting or otherwise, which rules and procedures shall conform to the requirements of any national securities exchange on which the Series B Preferred Stock may be listed at such time.

(g) RECEIPT AND ACCEPTANCE OF A SHARE OR SHARES OF THE SERIES B PREFERRED STOCK BY OR ON BEHALF OF A HOLDER SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER (AND ALL OTHERS HAVING BENEFICIAL OWNERSHIP OF SUCH SHARE OR SHARES) OF ALL OF THE TERMS AND PROVISIONS OF THIS CERTIFICATE. NO SIGNATURE OR OTHER FURTHER MANIFESTATION OF ASSENT TO THE TERMS AND PROVISIONS OF THIS CERTIFICATE SHALL BE NECESSARY FOR ITS OPERATION OR EFFECT AS BETWEEN THE CORPORATION AND THE HOLDER (AND ALL SUCH OTHERS).

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CERTIFICATE OF DESIGNATIONS OF

7.25% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES C

of

SLM CORPORATION

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

The undersigned, Mary F. Eure, Corporate Secretary of SLM Corporation, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify that, pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware (a) on December 19, 2007, the Executive Committee (the “Executive Committee”) of the board of directors of the Corporation (the “Board of Directors”) appointed a special subcommittee (the “Pricing Committee”) and authorized the Pricing Committee to determine the voting powers, designations, preferences, rights and qualifications, limitations or restrictions and all other terms of the issuance of a series of preferred stock; (b) on December 24, 2007, the Board of Directors increased the authority of the Executive Committee and otherwise ratified the actions of the Executive Committee taken at its meeting on December 19, 2007; and (c) on December 27, 2007, the Pricing Committee adopted resolutions shown immediately below, which resolutions are now, and at all times since their respective dates of adoption have been in full force and effect:

RESOLVED, that, pursuant to Article IV of the Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Restated Certificate of Incorporation”) (which authorizes 20,000,000 shares of Preferred Stock, par value $0.20 per share (the “Preferred Stock”)), and the authority conferred on the Board of Directors, the Board of Directors hereby makes this Certificate of Designations (this “Certificate”) and fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of new Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

(1) Number and Designation. Pursuant to the Restated Certificate of Incorporation, 1,000,000 shares of the Preferred Stock of the Corporation (up to 1,150,000 shares of Preferred Stock if the underwriters exercise in full their option pursuant to the Underwriting Agreement (as such term is defined herein) to purchase additional shares) shall be designated as “7.25% Mandatory Convertible Preferred Stock, Series C” (the “Mandatory Convertible Preferred Stock”).

(2) Certain Definitions. As used in this Certificate, the following terms shall have the meanings defined in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Restated Certificate of Incorporation, unless the context otherwise requires:

“Affiliate” shall have the meaning given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

“Agent Members” shall have the meaning set forth in Section 17(a).

“Applicable Market Value” means the average of the Closing Prices per share of Common Stock over the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the Mandatory Conversion Date.

“Board Observers” shall have the meaning set forth in Section 6(b)(i).

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

A “Cash Acquisition” will be deemed to have occurred at such time after the Issue Date upon the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Corporation or any sale, lease or other transfer of the consolidated assets of the Corporation and its subsidiaries) or a series of related transactions or events pursuant to which 90% or more of the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, and more than 10% of the cash, securities or other property consists of cash, securities or other property that are not, or upon issuance shall not be, traded on the New York Stock Exchange or quoted on the Nasdaq Global Select Market.

“Cash Acquisition Conversion” shall have the meaning set forth in Section 10(a).

“Cash Acquisition Conversion Additional Conversion Amount” shall have the meaning set forth in Section 10(c)(ii).

“Cash Acquisition Conversion Date” shall have the meaning set forth in Section 11(c).

“Cash Acquisition Conversion Period” shall have the meaning set forth in Section 10(a).

“Cash Acquisition Conversion Rate” means the conversion rate set forth in the table below for the Effective Date and the Stock Price applicable to any Cash Acquisition Conversion during the related Cash Acquisition Conversion Period:

Stock Price

Effective Date	$7.00	$11.00	$15.00	$19.65	$23.00	$27.00	$31.00	$35.00	$45.00	$55.00	$65.00	$75.00
December 31, 2007	49.6194	46.7637	44.1012	42.2489	41.6084	41.2928	41.2291	41.2710	41.4588	41.5871	41.6532	41.6854
December 15, 2008	50.4845	48.4925	45.6715	43.1880	42.2083	41.6670	41.4973	41.4859	41.5971	41.6698	41.6994	41.7105
December 15, 2009	50.8711	50.2866	48.0793	44.7115	43.0386	42.0642	41.7436	41.6772	41.7004	41.7138	41.7165	41.7171
December 15, 2010	50.8906	50.8906	50.8906	50.8906	43.4783	41.7188	41.7188	41.7188	41.7188	41.7188	41.7188	41.7188

If the Stock Price falls between two Stock Prices set forth in the table above, or if the Effective Date falls between two Effective Dates set forth in the table above, the Cash Acquisition Conversion Rate shall be determined by straight-line interpolation between the Cash Acquisition Conversion Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

If the Stock Price is in excess of $75.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Price in accordance with the provisions of Section 14(c)(iv)), then the Cash Acquisition Conversion Rate shall be the Minimum Conversion Rate. If the Stock Price is less than $7.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Price in accordance with the provisions of Section 14(c)(iv)), then the Cash Acquisition Conversion Rate shall be the Maximum Conversion Rate.

The Stock Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 14(c)(iv). The conversion rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 14.

“Cash Acquisition Dividend Make-Whole Amount” shall have the meaning set forth in Section 10(c)(i)(x)(B).

“Cash Acquisition Notice” shall have the meaning set forth in Section 10(b).

“Certificate” shall have the meaning set forth in the recitals.

“Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

(a) the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

(b) if the Common Stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

(c) if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

(d) if the Common Stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For the purposes of this Certificate, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

“Common Stock” as used in this Certificate means the Corporation’s common stock, par value $0.20 per share, as the same exists at the date of filing of this Certificate, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

“Conversion and Dividend Disbursing Agent” shall mean Computershare Investor Services, LLC, the Corporation’s duly appointed transfer agent, registrar, and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 16.

“Conversion Date” shall have the meaning set forth in Section 4(d).

“Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

“Corporation” shall have the meaning set forth in the recitals.

“Current Market Price” per share of Common Stock on any date means for the purposes of determining an adjustment to the Fixed Conversion Rate:

(a) for purposes of adjustments pursuant to Section 14(a)(ii), Section 14(a)(iv) in the event of an adjustment not relating to a Spin-Off, and Section 14(a)(v), the average of the Closing Prices over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(b) for purposes of adjustments pursuant to Section 14(a)(iv) in the event of an adjustment relating to a Spin-Off, the average of the Closing Prices over the first ten consecutive Trading Days commencing on and including the fifth Trading Day immediately following the Ex-Date for such distribution; and

(c) for purposes of adjustments pursuant to Section 14(a)(vi), the average of the Closing Prices over the five consecutive Trading Day period ending on the seventh Trading Day after the Expiration Date of the relevant tender offer or exchange offer.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year commencing on March 15, 2008, to and including the Mandatory Conversion Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend payment Date, except that the initial Dividend Period will commence on, and include, the Issue Date and will end on, but exclude, the March 15, 2008 Dividend Payment Date.

“Dividend Rate” shall have the meaning set forth in Section 4(a).

“DTC” means The Depository Trust Corporation.

“Early Conversion” shall have the meaning set forth in Section 9(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 9(c).

“Early Conversion Date” shall have the meaning set forth in Section 11(b).

“Effective Date” shall have the meaning set forth in Section 10(a).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Exchange Property” shall have the meaning set forth in Section 14(e).

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of the Common Stock trade without the right to receive such issuance or distribution.

“Expiration Date” shall have the meaning set forth in Section 14(a)(vi).

“Expiration Time” shall have the meaning set forth in Section 14(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be conclusive and set forth in a resolution of the Board of Directors (or such authorized committee).

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Global Preferred Share” shall have the meaning set forth in Section 17(a).

“Global Shares Legend” shall have the meaning set forth in Section 17(a).

“Holder” means each person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Price” shall have the meaning set forth in Section 8(b)(ii).

“Issue Date” shall mean December 31, 2007, the first original date of issuance of the Mandatory Convertible Preferred Stock.

“Junior Stock” means the Common Stock and each other class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $1,000 per share.

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(d).

“Mandatory Conversion Date” means December 15, 2010.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 8(b).

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Maximum Conversion Rate” shall have the meaning set forth in Section 8(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 8(b)(i).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Parity Stock” means any class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the Corporation’s 6.97% Cumulative Redeemable Preferred Stock, Series A, the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series B, and the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” shall have the meaning set forth in the recitals.

“Preferred Stock Committee” shall have the meaning set forth in Section 6(a).

“Record Date” means the March 1, June 1, September 1 and December 1 immediately preceding the Dividend Payment Date on March 15, June 15, September 15 and December 15, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on a Record Date.

“Registrar” shall initially mean Computershare Investor Services, LLC, the Corporation’s duly appointed transfer agent, registrar, and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 16.

“Reorganization Event” shall have the meaning set forth in Section 14(e).

“Restated Certificate of Incorporation” shall have the meaning set forth in the recitals.

“Senior Stock” means any class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Share Cap” shall have the meaning set forth in Section 4A(e).

“Shelf Registration Statement” shall mean a shelf registration statement(s) filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off” means a dividend or other distribution to all or substantially all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

“Stock Price” means the price paid per share of Common Stock in a Cash Acquisition. If the consideration paid consists only of cash, the Stock Price shall equal the amount of cash paid per share of Common Stock. If the consideration paid consists, in whole or in part, of any property other than cash, the Stock Price shall be the average of the Closing Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day preceding the Effective Date.

“Threshold Appreciation Price” shall have the meaning set forth in Section 8(b)(i).

“Trading Day” means a day on which the Common Stock:

(a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer Agent” shall initially mean Computershare Investor Services, LLC, the Corporation’s duly appointed transfer agent, registrar, and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 16.

“Underwriting Agreement” means the Underwriting Agreement relating to the Mandatory Convertible Preferred Stock, dated December 27, 2007, between the Corporation and the underwriters named therein.

(3) Ranking. The Mandatory Convertible Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation, rank (i) senior to all Junior Stock, (ii) on parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness.

(4) Dividends. (a) Holders of shares of outstanding Mandatory Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 7.25% per share on the Liquidation Preference (the “Dividend Rate”) (equivalent to $72.50 per annum per share).

Dividends shall be payable in arrears on each Dividend Payment Date (commencing on March 15, 2008) for the Dividend Period ending immediately prior to such Dividend Payment Date, to the Record Holders on the Record Date applicable to such Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period(s) there shall have been funds of the Corporation legally available for the payment of such dividends. Accumulated dividends on shares of Mandatory Convertible Preferred Stock shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

Dividends payable for each full Dividend Period will be computed by dividing the Dividend Rate by four. Dividends payable for any period other than a full Dividend Period shall be computed on the basis of the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months).

(b) No dividend shall be declared or paid upon, or any sum or number of shares of the Common Stock set apart for the payment of dividends upon, any outstanding share of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid upon, or a sufficient sum or number of shares of Common Stock shall have been set apart for the payment of such dividend upon, all outstanding shares of Mandatory Convertible Preferred Stock.

(c) Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends.

(d) Dividends on any share of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, the Cash Acquisition Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(e) The Corporation shall disclose in its annual and quarterly reports on Form 10-K and Form 10-Q, respectively, filed with the Securities and Exchange Commission under the Exchange Act the amount of any accumulated and unpaid dividends on Mandatory Convertible Preferred Stock for Dividend Periods ending prior to the last date of the relevant quarterly or annual period as to which such report relates.

(4A) Method of Payment of Dividends. (a) Subject to Section 4A(e), any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period (including in connection with the payment of accumulated and declared and unpaid dividends to the extent required to be paid pursuant to Section 8, 9 or 10), may be paid by the Corporation, as determined in the Corporation’s sole discretion:

(i) in cash;

(ii) by delivery of shares of Common Stock; or

(iii) through any combination of cash and shares of Common Stock.

(b) Each payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation elects to make all or any portion of such payment in Common Stock. The Corporation may make such election by giving notice to Holders thereof of such election and the portions of such payment that shall be made in cash and in Common Stock no later than 10 Trading Days prior to the Dividend Payment Date for such dividend.

(c) Common Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at 97% of the average of the Closing Prices per share of Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding:

(i) the applicable Dividend Payment Date, in respect of a dividend payable on any such date; or

(ii) the Mandatory Conversion Date, the Early Conversion Date or the Cash Acquisition Conversion Date, as applicable, in respect of a dividend payable on such date.

(d) No fractional shares of Common Stock shall be delivered to Holders in payment or partial payment of a dividend. A cash adjustment shall be paid to each Holder that would otherwise be entitled to a fraction of a share of Common Stock based on the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the Dividend Payment Date or Conversion Date on which such dividend is payable, as applicable.

(e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with any regular dividend payment or any dividend payment made in connection with a conversion exceed a number equal to the total dividend payment divided by $6.88 (this number of shares, the “Share Cap”); such dollar amount shall be subject to adjustment in the same manner (but on an inversely proportional basis) as each Fixed Conversion Rate as set forth in Section 14. To the extent the Corporation does not deliver shares of Common Stock as a result of the Share Cap and the Corporation is legally able to do so, the Corporation shall, notwithstanding any notice by it to the contrary, pay the remaining declared and unpaid dividends in cash.

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration. To the extent applicable, the Corporation shall also use its reasonable best efforts to have the shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, if any).

(5) Payment Restrictions. (a) Unless all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock for all prior Dividend Periods shall have been paid in full, the Corporation shall not:

(i) declare or pay any dividend or make any distribution of assets on any Junior Stock, other than dividends or distributions in the form of Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

(ii) redeem, purchase or otherwise acquire any shares of Junior Stock or pay or make any monies available for a sinking fund for such shares of Junior Stock, other than (A) upon conversion or exchange for other Junior Stock or (B) the purchase of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock;

(iii) except as provided in Section 5(b), declare or pay any dividend or make any distribution of assets on any shares of Parity Stock, other than dividends or distributions in the form of Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution; or

(iv) redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.

(b) When dividends are not paid in full upon the shares of Mandatory Convertible Preferred Stock, all dividends declared on Mandatory Convertible Preferred Stock and any other Parity Stock shall be paid either:

(i) pro rata so that the amount of dividends so declared on the shares of Mandatory Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Mandatory Convertible Preferred Stock and such other class or series of Parity Stock bear to each other; or

(ii) on another basis that is at least as favorable to the Holders entitled to receive such dividends.

(6) Voting Rights. (a) The Corporation’s Board of Directors shall maintain a committee (the “Preferred Stock Committee”) of the Board of Directors whose purpose shall be to monitor and evaluate proposed actions of the Corporation that may impact the rights of holders of the outstanding Preferred Stock including the payment of dividends on the Mandatory Convertible Preferred Stock, and to report to the Board of Directors thereon. The Board of Directors shall designate from among its “independent directors” (as such term is defined (i) by the Corporation’s Bylaws as then in effect or (ii) by the rules of the New York Stock Exchange) at least three directors to serve on the Preferred Stock Committee. In designating the independent directors to serve on the Preferred Stock Committee, the Board of Directors may, in its sole discretion, apply either of the foregoing definitions. The Preferred Stock Committee shall meet at least once a year.

(b) The Holders shall have no voting rights, either general or special, except as set forth below or as otherwise required by Delaware law from time to time. Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared by the Board of Directors or paid for an aggregate of four or more Dividend Periods, whether or not consecutive:

(i) The Holders, voting together as a single class with all other classes or series of the Corporation’s capital stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Mandatory Convertible Preferred Stock in the election of two observers to the Board of Directors, will be entitled to vote for the election of a total of two board observers (the “Board Observers”) at a special meeting called by an Officer at the request of holders of record of at least 10% of (i) the outstanding Mandatory Convertible Preferred Stock or (ii) any such other class or series of the Corporation’s capital stock entitled to vote for such Board Observers and reelected at each subsequent annual meeting of stockholders, until all declared and unpaid dividends on the Mandatory Convertible Preferred Stock have been fully paid and the Corporation shall have resumed the payment of dividends in full on the Mandatory Convertible Preferred Stock for four consecutive Dividend Periods.

(ii) If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full and the Corporation shall have resumed the payment of dividends in full on the Mandatory Convertible Preferred Stock for four consecutive Dividend Periods, the right of Holders to elect two Board Observers will cease and, unless there are other classes and series of the Corporation’s capital stock upon which like voting rights have been conferred and are exercisable, all rights of each of the two Board Observers will immediately and automatically terminate.

(iii) The Corporation shall provide to the Board Observers notice, and a detailed agenda (to the extent prepared for any member of the Board of Directors), of all meetings of the Board of Directors and any committee of the Board of Directors which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee. The Corporation shall also provide to the Board Observers copies of all materials that may in any way be related to the payment or nonpayment of dividends that are provided to the Board of Directors and to the members of any such committees. The Board Observers shall be subject to the same confidentiality obligations with respect to such materials as bind the Board of Directors. The Board Observers may attend any meeting of the Board of Directors or any committee thereof which has been delegated responsibility for matters relating to the payment or nonpayment of dividends, including the Preferred Stock Committee; the Board Observers may participate in any such meeting, include statements in the minutes of such meetings, and present information and make recommendations to, and ask questions of, the Board of Directors or the Preferred Stock Committee with respect to all matters.

(iv) If a special meeting of the Holders for the election of the Board Observers is not called by an Officer within 30 days after a request by Holder(s) of record of at least 10% of the outstanding shares of Mandatory Convertible Preferred Stock, then such requesting Holder(s) may designate a Holder to call that meeting and the Corporation will pay all costs and expenses of calling and holding that meeting and of electing Board Observers as described above.

The foregoing voting rights will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Mandatory Convertible Preferred Stock have been converted and sufficient shares and funds, if applicable, have been deposited in trust to effect such conversion.

(c) So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Mandatory Convertible Preferred Stock and all other shares of Parity Stock having similar voting rights that are exercisable, voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s shareholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Restated Certificate of Incorporation or this Certificate if the amendment would amend, alter or affect the powers, preferences or rights of Mandatory Convertible Preferred Stock so as to adversely affect the Holders, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of Senior Stock.

(d) The Corporation may authorize, increase the authorized amount of, or issue any shares of any class or series of Parity Stock or Junior Stock, without the consent of the Holders, and in taking such actions the Corporation shall not be deemed to have affected adversely the powers, preferences or rights of Holders.

(e) In any matter in which the Mandatory Convertible Preferred Stock is entitled to vote, including any action by written consent, each share of the Mandatory Convertible Preferred Stock shall be entitled to one vote, except that when shares of any other class or series of the Corporation’s capital stock have the right to vote with the Mandatory Convertible Preferred Stock as a single class on any matter, the Mandatory Convertible Preferred Stock and the shares of each such other class or series will have one vote for each $50.00 of Liquidation Preference (excluding accumulated dividends, if any). For the avoidance of doubt, each share of Mandatory Convertible Preferred Stock shall be entitled to 20 votes in any such matter.

(7) Liquidation, Dissolution or Winding-Up. (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the Liquidation Preference plus an amount equal to accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of any Senior Stock and before any payment or distribution is made on any Junior Stock, including, without limitation, the Common Stock.

(b) Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c) If upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to the Liquidation Preference plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all Parity Stock are not paid in full, the Holders and all holders of the Parity Stock will share equally and ratably in any distribution of the Corporation’s assets in proportion to the Liquidation Preference and an amount equal to the accumulated and unpaid dividends to which such holders are entitled.

(d) After the payment to the Holders of full preferential amounts provided for in this Section 7, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation.

(8) Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 9 or pursuant to an exercise of a Cash Acquisition Conversion right pursuant to Section 10) on the Mandatory Conversion Date, into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall be as follows:

(i) if the Applicable Market Value is greater than $23.97 (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to 41.7188 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than or equal to $19.65 (the “Initial Price”), then the Mandatory Conversion Rate shall be equal to $1,000 divided by the Applicable Market Value; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 50.8906 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

(c) The Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 14.

(d) In addition to the number of shares of Common Stock issuable pursuant to Section 8(a), the Holders on the Mandatory Conversion Date shall have the right to receive an amount equal to all accumulated and declared and unpaid dividends on the Mandatory Convertible Preferred Stock, for the then-current Dividend Period ending on the Mandatory Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior Record Date).

If on the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable on such date, the Mandatory Conversion Rate will be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”) divided by the average of the Closing Prices of the Common Stock over the twenty consecutive Trading Day period ending on the third Trading Day immediately preceding the Mandatory Conversion Date; provided, however, that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all of the additional shares as a result of the Share Cap, the Holders shall not have any claim whatsoever against the Corporation in respect of the remaining Mandatory Conversion Additional Conversion Amount.

(9) Early Conversion at the Option of the Holder. (a) Other than during a Cash Acquisition Conversion Period, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to satisfaction of the conversion procedures set forth in Section 11.

(b) In addition to the number of shares of Common Stock issuable pursuant to Section 9(a), with respect to each share of Mandatory Convertible Preferred Stock being converted, the converting Holder shall have the right to receive as of the Early Conversion Date all accumulated and declared and unpaid dividends for all prior Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Early Conversion Date (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior Record Date).

(c) If on the Early Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable for such prior Dividend Periods, the Minimum Conversion Rate will be adjusted so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “Early Conversion Additional Conversion Amount”), divided by the average of the Closing Prices of the Common Stock over the twenty consecutive Trading Day period ending on the third Trading Day immediately preceding the Early Conversion Date; provided, however, that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all additional shares as a result of the Share Cap, the Holders shall not have any claim whatsoever against the Corporation in respect of the remaining Early Conversion Additional Conversion Amount. Except as described above, upon any Early Conversion of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on the Mandatory Convertible Preferred Stock.

(10) Cash Acquisition Conversion. (a) If a Cash Acquisition occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) (such right of the Holders to convert their shares pursuant to this Section 10(a) being the “Cash Acquisition Conversion”) during a period (the “Cash Acquisition Conversion Period”) that begins on the effective date of such Cash Acquisition (the “Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 15 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) into shares of Common Stock at the Cash Acquisition Conversion Rate (as adjusted pursuant to Section 14).

(b) On or before the twentieth calendar day prior to the anticipated Effective Date of the Cash Acquisition, a written notice (the “Cash Acquisition Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Corporation. Such notice shall state:

(iv) the anticipated Effective Date of the Cash Acquisition;

(v) that Holders shall have the right to effect a Cash Acquisition Conversion in connection with such Cash Acquisition during the Cash Acquisition Conversion Period;

(vi) the Cash Acquisition Conversion Period;

(vii) if the Corporation shall elect to pay any amount payable pursuant to Section 10(c) below in shares of Common Stock or a combination cash and shares of Common Stock, that the Corporation shall pay such amount payable in full in shares or in a combination of cash and shares of Common Stock (and if so, will specify the combination, which may be in percentage terms); and

(viii) the instructions a Holder must follow to effect a Cash Acquisition Conversion in connection with such Cash Acquisition.

(c) Upon any conversion pursuant to Section 10(a), in addition to issuing to the converting Holders the number of shares of Common Stock at the Cash Acquisition Conversion Rate, the Corporation shall:

(i) (x) pay the converting Holders in cash (or in the Corporation’s sole discretion (subject to the Share Cap) in shares of Common Stock or a combination of cash and shares of Common Stock in accordance with Section 4A) to the extent the Corporation is legally permitted to do so, the sum of:

(A) an amount equal to any accumulated and declared and unpaid dividends on shares of Mandatory Convertible Preferred Stock subject to such Cash Acquisition Conversion (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior Record Date); and

(B) the present value of all dividend payments on the shares of Mandatory Convertible Preferred Stock subject to such Cash Acquisition Conversion for all remaining Dividend Periods from the Effective Date to but excluding the Mandatory Conversion Date (the “Cash Acquisition Dividend Make-Whole Amount”) (which present value shall be computed using a discount rate equal to 8.0%); or

(y) increase the number of shares of Common Stock to be issued on conversion by a number equal to (A) the sum of any accumulated and declared and unpaid dividends and the Cash Acquisition Dividend Make-Whole Amount, divided by (B) the Stock Price; and

(ix) if the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable on the Effective Date, the Cash Acquisition Conversion Rate will be adjusted so that converting Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “Cash Acquisition Conversion Additional Conversion Amount”), divided by the Stock Price; provided, however, that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all additional shares as a result of the Share Cap, the Holders shall not have any claim whatsoever against the Corporation in respect of the remaining Cash Acquisition Conversion Additional Conversion Amount.

(11) Conversion Procedures. (a) Pursuant to Section 8, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of Common Stock. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 14(c)(iii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.

(b) To effect an Early Conversion pursuant to Section 9, a Holder who:

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 9(b) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Mandatory Convertible Preferred Stock in certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of the conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents;

(D) if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 9(b) which provides that, with respect to declared dividends, an early converting Holder is entitled to receive as of the Early Conversion Date only all accumulated and declared and unpaid dividends for all prior Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Early Conversion Date (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior Record Date); and

(E) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.

The person or persons entitled to receive the Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. No allowance or adjustment, except as set forth in Section 14(c)(iii), shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Early Conversion Date. Prior to such applicable Early Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected.

The Corporation shall deliver the shares of Common Stock and the amount of cash, if any, to which the Holder converting pursuant to Section 9 is entitled on or prior to the third Trading Day immediately following the Early Conversion Date.

(c) To effect a Cash Acquisition Conversion pursuant to Section 10, a Holder shall deliver to the Conversion and Dividend Disbursing Agent at any time during the Cash Acquisition Conversion Period, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Mandatory Convertible Preferred Stock with respect to which the Cash Acquisition Conversion right is being exercised, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Corporation stating the Holder’s intention to convert early in connection with the Cash Acquisition containing the information set forth in Section 11(b)(ii) and paying the transfer or similar taxes or duties, if any. If a Holder holds a beneficial interest in a Global Preferred Share, such Holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any.

The Cash Acquisition Conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable (the “Cash Acquisition Conversion Date”). A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full. For the avoidance of doubt, Holders who do not submit their conversion notice during the Cash Acquisition Conversion Period shall not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the Cash Acquisition Conversion Rate or to receive the Cash Acquisition Dividend Make-Whole Amount.

The person or persons entitled to receive the Common Stock issuable upon such Cash Acquisition Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Cash Acquisition Conversion Date. No allowance or adjustment, except as set forth in Section 14(c)(iii), shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Cash Acquisition Conversion Date. Prior to such applicable Cash Acquisition

Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that a Cash Acquisition Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Cash Acquisition Conversion the Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Cash Acquisition Conversion was not effected.

The Corporation shall deliver the shares of Common Stock and the amount of cash to which the Holder converting pursuant to Section 10 is entitled on or prior to the third Trading Day immediately following the Cash Acquisition Conversion Date.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Section 8, 9 or 10, as applicable.

(12) Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 12(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall use reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon first conversion of the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

(13) Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 or a conversion at the option of the Holder pursuant to Section 9 or Section 10, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

(i) in the case of a mandatory conversion pursuant to Section 8 or a Cash Acquisition Conversion pursuant to Section 10, the average of the Closing Prices over the five consecutive Trading Day period preceding the Trading Day immediately preceding the Mandatory Conversion Date or Cash Acquisition Conversion Date, as applicable; or

(ii) in the case of an Early Conversion pursuant to Section 9, the Closing Price of the Common Stock on the second Trading Day immediately preceding the Early Conversion Date.

(c) If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

(14) Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues Common Stock to all or substantially all of the holders of Common Stock as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution will be divided by a fraction:

(A) the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants will be increased by multiplying such Fixed Conversion Rate by a fraction:

(A) the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock issuable pursuant to such rights or warrants, and

(B) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors (or an authorized committee thereof), whose determination shall be conclusive). For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Corporation distributes to all or substantially all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding (1) any dividend or distribution covered by Section 14(a)(i), (2) any rights or warrants covered by Section 14(a)(ii), (3) any dividend or distribution covered by Section 14(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 14(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

1. the numerator of which is the Current Market Price, and

2. the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of Common Stock.

(B) In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

1. the numerator of which is the sum of (x) the Current Market Price and (y) the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed which is applicable to one share of Common Stock as of the fifteenth Trading Day after the Ex-Date for such distribution (or, if such shares of capital stock or equity interests are listed on a national or regional securities exchange, the average of the Closing Prices of such securities for the ten consecutive Trading Day period ending on such fifteenth Trading Day), and

2. the denominator of which is the Current Market Price.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any settlement period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the shares of Common Stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v) Cash Distributions. If the Corporation distributes an amount exclusively in cash to all or substantially all holders of Common Stock (excluding (1) any cash that is distributed in a Reorganization Event to which Section 14(e) applies, (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation or (3) any consideration payable in as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

(A) the numerator of which is the Current Market Price, and

(B) the denominator of which is the Current Market Price minus the amount per share of Common Stock of such distribution.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that any distribution described in this clause (v) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) will be multiplied by a fraction:

(A) the numerator of which shall be equal to the sum of:

a. the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date; and

b. the product of the Current Market Price and the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) on the Expiration Date; and

(B) the denominator of which shall be equal to the product of the Current Market Price ; and the number of shares of Common Stock outstanding immediately prior to the Expiration Time on the Expiration Date.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the seventh Trading Day immediately following the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any settlement period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) Except with respect to a Spin-Off, in cases where the Fair Market Value of assets (including cash), debt securities or certain rights, warrants or options to purchase securities of the Corporation as to which Section 14(a)(iv) or Section 14(a)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock equals or exceeds the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day before the Ex-Date for such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of shares of Common Stock equal to the applicable conversion rate in effect on the applicable Conversion Date, the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted its shares of Mandatory Convertible Preferred Stock immediately prior to the date fixed for determination of the holders of Common Stock entitled to receive the distribution calculated by multiplying the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising such distribution by the number of shares of Common Stock equal to the Minimum Conversion Rate in effect on the applicable Conversion Date.

(viii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any Mandatory Convertible Preferred Stock, Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 14(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 14, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Stock Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this Section 14(c)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however that with respect to adjustments to be made to the Fixed Conversion Rates in connection with cash dividends paid by the Corporation, the Fixed Conversion Rates shall be adjusted regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates no later than March 15 of each calendar year; provided, further that on the earlier of the Mandatory Conversion Date, an Early Conversion Date and the Effective Date of a Cash Acquisition, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 14(a) or 14(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 8(b) shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 14(a) or 14(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. The Corporation shall make appropriate adjustments to the Closing Prices prior to the relevant Ex-Date, effective date or Expiration Date, as the case may be, used to calculate the Applicable Market Value to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates that become effective during the 20 consecutive Trading Day period used for calculating the Applicable Market Value.

(iii) If:

(A) the record date for a dividend or distribution on Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then the Corporation shall deem the Holders to be holders of record of Common Stock for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon the Mandatory Conversion Date.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 14(a) or 14(b), a proportional adjustment shall be made to each Stock Price column heading set forth in the table included in the definition of “Cash Acquisition Conversion Rate.” Such adjustment shall be made by multiplying each Stock Price included in such table by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to such adjustment and the denominator of which is the Minimum Conversion Rate immediately after such adjustment.

(v) No adjustment to the Fixed Conversion Rates shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment. In addition, the applicable Conversion Rate shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date; or

(D) for a change in the par value or no par value of the Common Stock.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Cash Acquisition Conversion Rates are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) within five Business Days following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Cash Acquisition Conversion Rates (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) within five Business Days following the determination of such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rates and Cash Acquisition Conversion Rates, as applicable, was determined and setting forth such adjusted Fixed Conversion Rates or Cash Acquisition Conversion Rates.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Stock into securities including securities other than Common Stock; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Corporation’s Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind of securities, cash and other property (the “Exchange Property”) that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event. For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The number of units of Exchange Property for each share of Mandatory Convertible Preferred Stock converted following the Effective Date of such Reorganization Event shall be determined based on the Mandatory Conversion Rate, Minimum Conversion Rate or Cash Acquisition Conversion Rate, as the case may be, then in effect on the applicable Conversion Date (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Conversion Date). The applicable conversion rate shall be (1) in the case of an Early Conversion Date, the Minimum Conversion Rate, and (2) otherwise, the Mandatory Conversion Rate as determined under Section 8(b) based upon the Applicable Market Value.

For purposes of this Section 14(e), “Applicable Market Value” shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Section 14(e), the term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 14(e), references to Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

The above provisions of this Section 14(e) shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14(e).

(15) Replacement Stock Certificates. (a) If physical certificates in respect of the Mandatory Convertible Preferred Stock are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Registrar.

(b) The Corporation is not required to issue any certificates representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Registrar, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

(2) Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be Computershare Investor Services, LLC. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Computershare Investor Services, LLC, the Corporation shall appoint a successor transfer agent, registrar and conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

(3) Form. (a) The Mandatory Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock in definitive, fully registered form with the global legend (the “Global Shares Legend”) as set forth on the form of Mandatory Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 17(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 17, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, this Certificate or the Restated Certificate of Incorporation. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Mandatory Convertible

Preferred Stock, unless (x) the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the Global Preferred Shares shall be exchanged in whole for definitive shares of Mandatory Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Mandatory Convertible Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) (i) An Officer shall sign the Global Preferred Shares for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.

(ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigns the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

(iii) A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. The signature shall be conclusive evidence that such Global Preferred Share has been countersigned under this Certificate. Each Global Preferred Share shall be dated the date of its countersignature.

(4) Miscellaneous. (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at 12061 Bluemont Way, Reston, VA 20190 (Attention: Mary F. Eure, Corporate Secretary) or to the Registrar, Transfer Agent or Conversion and Dividend Disbursing Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate, or (ii) if to any holder of the Mandatory Convertible Preferred Stock or shares of Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent or registrar for the Mandatory Convertible Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed and attested to by the undersigned this 27th day of December, 2007.

SLM CORPORATION

By:	/s/ MARY F. EURE
Name:	Mary F. Eure
Title:	Corporate Secretary

ATTEST:

By:	/s/ MICHAEL E. SHEEHAN
Name: Michael E. Sheehan
Title: Senior Vice President and Deputy General Counsel

EXHIBIT A

FORM OF 7.25% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES C

SEE REVERSE FOR LEGEND

Number:

7.25% Mandatory Convertible Preferred Stock, Series C	Shares

CUSIP NO.: 78442 P 700

SLM CORPORATION

FACE OF SECURITY

This certifies that Cede & Co. is the owner of fully paid and non-assessable shares of the 7.25% Mandatory Convertible Preferred Stock, Series C, par value $0.20 of SLM Corporation (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation of SLM Corporation and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Registrar.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations of 7.25% Mandatory Convertible Preferred Stock, Series C, of the Corporation.

IN WITNESS WHEREOF, SLM Corporation has executed this certificate as of the date set forth below.

SLM CORPORATION

By:
Name:
Title:

Dated:

REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of the 7.25% Mandatory Convertible Preferred Stock, Series C, referred to in the within mentioned Certificate of Designations.

COMPUTERSHARE INVESTOR SERVICES, LLC as Registrar

By:
Name:
Title:

Dated:

REVERSE OF SECURITY

SLM CORPORATION

The shares of 7.25% Mandatory Convertible Preferred Stock, Series C (the “Mandatory Convertible Preferred Stock”), shall automatically convert on December 15, 2010 into a number of shares of common stock, par value $0.20 per share, of the Corporation (the “Common Stock”) as provided in the Certificate of Designations of the Corporation relating to the Mandatory Convertible Preferred Stock (the “Certificate of Designations”). The shares of the Mandatory Convertible Preferred Stock are also convertible at the option of the holder, into shares of Common Stock at any time prior to December 15, 2010 as provided in the Certificate of Designations. The preceding description is qualified in its entirety by reference to the Certificate of Designations, a copy of which shall be furnished by the Corporation to any holder without charge upon request addressed to the Secretary of the Corporation at its principal office in Reston, VA, or to the Registrar named on the face of this certificate.

The Corporation shall furnish to any shareholders, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Corporation at its principal office in Reston, VA, or to the Registrar named on the face of this certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the 7.25% Mandatory Convertible Preferred Stock, Series C)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 7.25% Mandatory Convertible Preferred Stock, Series C (the “Mandatory Convertible Preferred Stock”), of SLM Corporation (hereinafter called the “Corporation”), represented by stock certificate No(s). [                    ] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, par value $0.20 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of the Mandatory Convertible Preferred Stock (the “Certificate of Designation”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto, if any, and is delivering herewith the Mandatory Convertible Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Mandatory Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Stock, if any, issuable to the undersigned upon conversion of the Mandatory Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Rate:

Shares of Mandatory Convertible Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Company is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion Agent. The Company shall issue and deliver Common Stock to an overnight courier not later than three business days following receipt of the original Mandatory Convertible Preferred Stock Certificate(s) to be converted.

**	Address where Common Stock and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

For value received,                                                                   hereby sell, assign and transfer unto

____________________________________________________

(Please Insert Social Security or Other Identifying Number of Assignee)

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member of a Medallion Signature Program)

AMENDMENT TO RESTATED

CERTIFICATE OF INCORPORATION

OF

SLM CORPORATION

(Pursuant to Section 242 of the Delaware General Corporation Law)

SLM Corporation, a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The Board of Directors of the Corporation unanimously adopted the following resolution at a meeting duly called and held on May 8, 2008:

1. ARTICLE SIXTH(c)(1)(i), which begins “The number of directors of the Corporation . . .”, is hereby deleted in its entirety and replaced with the following:

SIXTH (c)(1)(i): The number of directors of the Corporation shall be not less than eleven (11) and no more than sixteen (16).

SECOND: The above resolution was approved by a majority of the outstanding stock entitled to vote thereon at the annual stockholders meeting which was duly called and held on May 8, 2008.

IN WITNESS WHEREOF, this Amendment to Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and has been executed by a duly authorized officer of the Corporation this 8th day of May, 2008.

SLM CORPORATION

By:	/s/ MARY F. EURE
Mary F. Eure, Secretary

2